UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2011

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 2, 2011, the Company held its 2011 Annual Meeting of Shareholders. A total of 1,201,281 shares were represented in person or by valid proxy, and the shareholders voted on four proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below.

	Votes
Nominees	For	Authority Withheld	Broker Non-Votes
Charles T. Munger	822,717	95	378,469
J.P. Guerin	822,597	215	378,469
Gerald L. Salzman	817,606	5206	378,469
Peter D. Kaufman	822,601	211	378,469
George C. Good	822,564	248	378,469

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,198,486 FOR and 1,815 AGAINST, with 980 ABSTENTIONS.

Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders voted in favor of a resolution approving the Company’s executive compensation. The vote totals were 788,664 FOR and 3,158 AGAINST, with 32,425 ABSTENTIONS. There were 377,034 broker non-votes.

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. The Company’s shareholders voted in favor of holding the advisory vote on executive compensation once every three years. The vote totals were 8,157 for ONE YEAR, 5,419 for TWO YEARS, and 621,598 for THREE YEARS, with 188,330 ABSTENTIONS. There were 377,777 broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: February 8, 2011